Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of CELSION CORPORATION, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Michael H. Tardugno and Sean F. Moran, and each of them acting individually, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file (i) one or more Registration Statements on Form S-3 (or other appropriate form) for filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and any other documents in support thereof or supplemental or amendatory thereto, with respect to the issuance of common stock, preferred stock, warrants and rights to purchase common stock or preferred stock, and units consisting of two or more of the foregoing securities (each a “Security” and collectively, the “Securities”) (including any Securities that are, by their terms, exchangeable for or convertible into other Securities and the Securities issuable upon exchange or conversion of such convertible or exchangeable Securities), that will generate proceeds of up to $50,000,000 (or the equivalent in foreign denominated currency), of the Corporation, and (ii) a Registration Statement, and any and all amendments thereto, relating to the offering covered thereby filed pursuant to Rule 462(b) under the Securities Act, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or his substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Michael H. Tardugno	President and Chief Executive Officer	March 26, 2009
Michael H. Tardugno	(Principal Executive Officer) and Director

/s/ Sean Moran	Senior Vice President & Chief Financial Officer	March 26, 2009
Sean Moran	(Principal Financial and Accounting Officer)

/s/ Max E. Link	Chairman of the Board	March 26, 2009
Max E. Link

/s/ Gary W. Pace	Director	March 26, 2009
Gary W. Pace

/s/ Gregory Weaver	Director	March 26, 2009
Gregory Weaver

/s/ Augustine Chow	Director	March 26, 2009
Augustine Chow